UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/30/2009

Westway Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-52642

Delaware	20-4755936
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

365 Canal Street, Suite 2900
New Orleans, LA 70130
(Address of principal executive offices, including zip code)

(504) 525-9741
(Registrant’s telephone number, including area code)

Shermen WSC Acquisition Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant's Certifying Accountant

Dismissal of Independent Public Accountants

On June 30, 2009, Rothstein, Kass & Company, P.C. was dismissed as the principal accountant to audit the financial statements of Westway Group, Inc. (the "Company"). The decision to change accountants was approved by the Audit Committee of the Board of Directors.

The reports of Rothstein, Kass & Company, P.C. on the Company's financial statements for the fiscal years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit report of Rothstein, Kass & Company, P.C. for the financial statements of the Company as of December 31, 2008 contained a paragraph stating:

"The accompanying financial statements have been prepared assuming that Shermen WSC Acquisition Corp. will continue as a going concern. As discussed in Note A to the financial statements, Shermen WSC Acquisition Corp. will face a mandatory liquidation if a business combination is not consummated by May 30, 2009, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

During the Company's two most recent fiscal years (ended December 31, 2008 and 2007) and the subsequent interim period preceding the dismissal, (i) there were no disagreements with Rothstein, Kass & Company, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rothstein, Kass & Company, P.C., would have caused it to make reference to the subject matter of the disagreements in connection with its report, and (ii) there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Rothstein, Kass & Company, P.C. with a copy of the disclosure it is making in response to this Item 304(a) and requested Rothstein, Kass & Company, P.C. to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to this item and, if not, stating the respects in which it does not agree. Rothstein, Kass & Company, P.C. letter is filed as an exhibit to this report.

Engagement of New Independent Public Accountants

On June 30, 2009, the Company newly engaged Ernst & Young LLP as the principal accountant to audit the Company's financial statements. Ernst & Young LLP has acted as the auditors of ED&F Man Holdings, Ltd., including its bulk liquid storage and liquid feed supplements businesses that were acquired by the Company on May 28, 2009 (the "Westway businesses"). Ernst & Young LLP audited the combined carve-out financial statements of the Westway businesses that were included in the Company's proxy statement dated March 9, 2009.

During the Company's two most recent fiscal years (ended December 31, 2008 and 2007) and the subsequent interim period prior to engaging Ernst & Young LLP, neither the Company nor someone on its behalf consulted Ernst & Young LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, as to which either a written report was provided to the Company or oral advice was provided that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event (in each case as defined in Item 304(a)(2)(ii) of Regulation S-K).

Item 9.01.    Financial Statements and Exhibits

(d)Exhibits
Exhibit Number                 Exhibit Title
16.1                        Letter from Rothstein, Kass & Company, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westway Group, Inc.

Date: July 07, 2009	By:	/s/ Thomas Masilla
Thomas Masilla
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-16.1	Letter from Rothstein, Kass & Company, P.C.